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                                                                      Exhibit 11


                  CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

                              EXHIBIT TO FORM 10-Q

                            For the Six Months Ended
                           November 30, 1998 and 1997

                      COMPUTATION OF LOSS PER COMMON SHARE
                    (Amounts in thousands, except share data)



                                                               Six Months Ended
                                                        ----------------------------------
                                                         November 30,       November 30,
                                                            1998                1997
                                                        ---------------    --------------
                                                                    (Unaudited)

Net Loss                                                $    (45,963)      $    (68,181)
Subsidiary preferred stock dividends                              --             (2,518)
                                                        -------------       -----------
Loss applicable to common shares                        $    (45,963)      $    (70,699)
                                                        =============       ===========

Average number of common shares and
    common share equivalents outstanding
         Average number of common shares
           outstanding during this period                 74,892,000         75,130,000
        Add common share equivalents -
           options to purchase common shares - net         1,970,000            451,000
                                                        -------------       -----------
Average number of common shares and
    common share equivalents                              76,862,000 (A)     75,581,000 (A)
                                                        =============       ===========

Loss per common share                                   $       (.60)(A)    $      (.94)(A)
                                                        =============       ===========


(A) In accordance with SFAS 128, the inclusion of common share equivalents in the computation of earnings per share need not be considered if the reduction of earnings per share is anti-dilutive. Therefore, loss per common share and common share equivalents as shown on the Consolidated Statements of Operations for the periods presented do not include certain common share equivalents as their effect is anti-dilutive.








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